Exhibit 10.2

EXTRAJUDICIAL AGREEMENT

PETRÓLEO BRASILEIRO S.A. - PETROBRAS, a joint stock company, enrolled in the Brazilian Corporate Taxpayers Registry (CNPJ) under number 33.000.167/0001-01, headquartered in the city of Rio de Janeiro, state of Rio de Janeiro, at Avenida República do Chile, 65, Centro, hereinafter referred to as PETROBRAS, hereby represented by the General Manager of the Goods and Services Provision Unity for DP&T-E&P, João Henrique Rittershaussen, the company DRIL QUIP DO BRASIL LTDA., enrolled in the Brazilian Corporate Taxpayers Registry (CNPJ) under number 03.432.310/0001-73, headquartered at Estrada de Imboassica, 853, in the city of Macaé, state of Rio de Janeiro, hereby represented by its representative Fife B. Ellis, hereinafter referred to as CONTRACTOR and the company DRIL QUIP INC., headquartered at 6401 N. Eldridge Pkwy., Houston, TX 77041, EUA, hereby represented by its representative, Corbiano d'Aquino Fonseca Neto, and jointly referred to as PARTIES.

WHEREAS:
I - PETRÓLEO BRASILEIRO S. A. - PETROBRAS and DRIL QUIP DO BRASIL LTDA. have entered into the Contract no. 4600368806 on 08/20/2012 aimed at providing Subsea Wellhead System and Installation Tools;
II - PETRÓLEO BRASILEIRO S. A. - PETROBRAS and DRIL QUIP DO BRASIL LTDA. have entered into the Contract no. 4500864744 issued on 02/15/2006 for the acquisition of Slender 15” System;
III - PETRÓLEO BRASILEIRO S. A. - PETROBRAS and DRIL QUIP DO BRASIL LTDA. have entered into the Contract no. 4500864832 issued on 02/15/2006 for the acquisition of Slender 15” System;
IV - PETRÓLEO BRASILEIRO S. A. - PETROBRAS and DRIL QUIP DO BRASIL LTDA. have entered into the Contract no. 44600293366 on 05/12/2009 aimed at providing Subsea Wellhead System and Installation Tools;
V - PETRÓLEO BRASILEIRO S. A. - PETROBRAS and DRIL QUIP DO BRASIL LTDA. have agreed, in Contract no. 4600368806, (i) the elimination of the effective commitment for acquisition of eighty percent (80%) of the total contracted value for Consumables and Tools and; (ii) the extension of the term for the period of 1350 days upon execution of the amendment 03 to that Contract;
VI - due to the modifications above, other contractual instruments were affected, two of them entered by and between PETRÓLEO BRASILEIRO S.A. - PETROBRAS and DRIL QUIP DO BRASIL LTDA. (in this case, the contracts no. 4500864832 and 44600293366) and one of them entered by and between PETRÓLEO BRASILEIRO S.A. - PETROBRAS and DRIL QUIP INC. (in this case, contract no. 4500864744);

Exhibit 10.1

VII - the PARTIES reached a fair agreement, preventing litigation on pending matters identified over ongoing negotiations concerning the Contract no. 4600368806 and under Contracts nos. 4500864832, 44600293366, 4500864744;
VIII - the PARTIES exercise their freedom to conduct legal business, following the precepts of public order and the principles of social role, economy, reasonability, probity and good faith, and under any circumstances this legal transaction will imply in abuse of rights or recognition of guilt in the pending matters aforementioned;
The parties execute this Extrajudicial Agreement, hereinafter referred to as AGREEMENT, based on clause 840 of the Brazilian Civil Code, with the following clauses and conditions:
CLAUSE ONE - PURPOSE
1.1.    This AGREEMENT aims to establish the effective resolution of the following matters:
1.1.1    In Contract no. 4600368806:
1.1.1.1    PETRÓLEO BRASILEIRO S. A. - PETROBRAS and DRIL QUIP DO BRASIL LTDA. will enter into an amendment aimed at:
(a)    Eliminating the effective commitment for acquisition of eighty percent (80%) of the total contracted amount for Consumables and Tools in the relevant Contract.
(b)    Including PETROBRAS’s commitment to issue three (3) Purchase Orders in the amount of thirty-two million six hundred and sixty-seven thousand Reals (R$32,667,000.00) each, totaling a total contractual commitment equivalent to ninety-eight million one thousand Reals (R$98,001,000.00), for the supply of equipment and bushings for Wellhead Systems, which scope will be defined by PETROBRAS.
(b.1) The parties mentioned before undertake to, within 30 days after the execution of the amendment, issue the first of the three orders, given that deliveries and payments of items contained in this Purchase Order will start only in the year 2017 and no financial advance event will be due in 2016.
(b.2) The parties mentioned before undertake to issue the remaining Purchase Orders in the years 2017 and 2018, respectively, and their delivery will begin only in the years 2018 and 2019, respectively.
(c)    Extend the term of the aforementioned Contract for the period of 1350 days, by means of amendment, to be signed on the same date of this AGREEMENT.
(d)    Modify (i) the percentage mentioned in item 8, "a", from 20% to 10%, and (ii) the percentage mentioned in item 8, "c”, is revised from 70% to 80%.

Exhibit 10.1

(e)    Include item 8.4, as below:
"8.4. The events referred to in item 8 may be requested only within the term for preparation of the items and requests must be bounded to a purchase order."
1.1.1.2.    PETROBRAS agrees to revoke all notifications of cancellation and return issued for all equipment listed in Tables 1, 2a, 2b and 3 of Annex 1 to this document, related to Contract no. 4600368806, preserving any applicable fines.
1.1.1.3.    PETROBRAS shall pay any amounts not paid related to the equipment listed in Tables 1, 2a and 2b of Annex 1 to this document, related to Contract no. 4600368806, and PETROBRAS irrevocably accepts to deliver all such equipment and goods, preserving any applicable fines.
1.1.1.4.    The PARTIES agree that PETROBRAS can keep the notifications of cancellation of purchase orders for the equipment listed in Table 4 of Annex 1, related to Contract no. 4600368806, without obligation to make any payment, preserving any applicable fines related to cancellation, without double penalty for the same act.
1.1.2    In Contracts no. 4500864744 and no. 4500864832;
1.1.2.1.    PETROBRAS agrees to revoke all notifications of cancellation and return issued for all equipment listed in Tables 1, 2a, 2b and 3 of Annex 1 to this document, related to Contracts no. 4500864744 and no. 4500864832, preserving any applicable fines.
1.1.2.2.    PETROBRAS shall pay any amounts not paid related to the equipment listed in Tables 1, 2a and 2b of Annex 1 to this document, related to Contracts no. 4500864744 and no. 4500864832, and PETROBRAS irrevocably accepts to deliver all such equipment and goods, preserving any applicable fines.
1.1.3    In Contract no. 4600293366:
1.1.3.1.    PETROBRAS agrees to revoke all notifications of cancellation and return issued for all equipment listed in Tables 1, 2a, 2b and 3 of Annex 1 to this document, related to Contract no. 4600293366, preserving any applicable fines.
1.1.3.2.    PETROBRAS shall pay any amounts not paid related to the equipment listed in Tables 1, 2a and 2b of Annex 1 to this document, related to Contract no. 4600293366, and PETROBRAS irrevocably accepts to deliver all such equipment and goods, preserving any applicable fines.

Exhibit 10.1

1.1.3.3.    PETROBRAS agrees to revoke the notifications of cancellation of purchase orders for the equipment listed in Table 3 of Annex 1 related to the Contract no. 4600293366, and the parties hereby agree the payment, by PETROBRAS, of amount corresponding to the direct costs incurred from the equipment manufacturing to the time of issuance of notifications of cancellation, now under revocation, including costs of raw material and labor levied on them, to be duly proven by the respective contractor if verified by PETROBRAS, preserving any applicable fines.

CLAUSE THREE - RELEASE
2.1.    Immediately after the fulfillment of the obligations under this AGREEMENT, DRIL QUIP DO BRASIL LTDA. and DRIL QUIP INC.:
a)    give full, public, general and irrevocable release from all obligations and patrimonial and non-patrimonial damages that they may have suffered, directly or indirectly, as a result of the event(s) described in items 1.1.1 to 1.1.3 of this AGREEMENT, and no claim, in or out of court, for any reason, will be accepted.
b)    release PETROBRAS, as well as its employees, managers, representatives, contractors, insurers and reinsurers and eventual third parties involved, from any responsibility resulting from the event(s) described in items 1.1.1 to 1.1.3 of this AGREEMENT, and assume such responsibility, making their successors, representatives, contractors, employees, managers and delegates also responsible for such event(s).
c)    acknowledge that the fulfillment of the obligations provided for in this AGREEMENT and done without any direct or indirect guilt or responsibility arising from pending matters related to the event(s) described in item 1.1.1 to 1.1.3 of this AGREEMENT, as well as this AGREEMENT will not be used as acknowledgment of any responsibility for future or present claims that may be presented or be similar to the pending matters described in this AGREEMENT.
2.2    The execution of this AGREEMENT does not exempt DRIL QUIP DO BRASIL LTDA. and DRIL QUIP INC. from their responsibilities in the applicable laws regarding labor, pension, tax and environmental obligations.
2.3    This AGREEMENT is irrevocably signed, without right to retraction.
CLAUSE THREE - JURISDICTION
3.1.    The parties hereby elect the District Court of the City of Rio de Janeiro to resolve disputes arising from this AGREEMENT, waiving the right to any other, however privileged it may be.

Exhibit 10.1

In witness whereof, the parties hereby execute this AGREEMENT in four (4) copies of equal content and form in the presence of the witnesses below, who also execute this instrument.
Rio de Janeiro, dated October 17, 2016

/s/ João Henrique RittersHaussen
João Henrique RittersHaussen
General Manager of the Goods and Services Provision Unity for DP&T-E&P
PETRÓLEO BRASILEIRO S.A. - PETROBRAS

/s/ Fife B. Ellis
Fife B. Ellis
Representative
DRIL QUIP DO BRASIL LTDA.

/s/ Corbiano d’Aquino Fonseca Neto
Corbiano d’Aquino Fonseca Neto
Representative
DRIL QUIP INC.